SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 6, 2006

(Date of earliest event reported)

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

612-330-5500

(Registrant’s telephone number, including area code)

800 Nicollet Mall, Minneapolis, Minnesota

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On June 6, 2006, Xcel Energy Inc., a Minnesota corporation (the “Company”), entered into an Underwriting Agreement with Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated and filed with the Securities and Exchange Commission a prospectus supplement relating to the offering and sale of $300 million in aggregate principal amount of the Company’s 6.50% Senior Notes, Series due 2036.  This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale.

Item 9.01. Financial Statements and Exhibits

Exhibits

1.01

Underwriting Agreement dated June 6, 2006 between Xcel Energy Inc. and Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as representatives of the Underwriters named therein, relating to $300,000,000 principal amount of 6.50% Senior Notes, Series due 2036.

4.01

Supplemental Indenture dated June 1, 2006 between Xcel Energy Inc. and Wells Fargo Bank, National Association, as Trustee, creating $300,000,000 principal amount of 6.50% Senior Notes, Series due 2036.

5.01	Opinion of Gary R. Johnson regarding the validity of certain securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.

By:	/s/ TERESA S. MADDEN
Name: Teresa S. Madden
Title: Vice President and Controller

Dated:  June 8, 2006